CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public
Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A, No. 811-06106) of Pioneer Mid Cap Value Fund, and to the incorporation by reference of our report, dated December 21, 2018, on Pioneer Mid Cap Value Fund included in the Annual Report to Shareholders for the fiscal year ended October 31, 2018.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
February 25, 2019